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                                                                    EXHIBIT 10.1


                             AMENDMENT NO. 4 TO THE
                          1997 STOCK INCENTIVE PLAN OF
                                  AMETEK, INC.

      WHEREAS, AMETEK, Inc. (formerly known as Ametek Aerospace Products, Inc.) (the "Company") has adopted the 1997 Stock Incentive Plan of AMETEK, Inc. (formerly known as the 1997 Stock Incentive Plan of Ametek Aerospace Products, Inc.) (the "Plan"); and

      WHEREAS, Section 19 of the Plan permits the Committee, as defined in the Plan (the "Committee") to amend the Plan; and

      WHEREAS, the Committee now desires to amend the Plan in certain respects; NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 13 of the Plan is hereby amended by revising the first and second paragraphs of the section as follows:

            "13. Termination of Employment. If a holder of an Option and/or Rights shall voluntarily or involuntarily leave the employ or service of the Corporation and its Affiliates (including retirement), the Option and Rights of such holder shall terminate forthwith, except that the holder shall have until the expiration of 3 months from the cessation of the holder's employment or service with the Corporation and its Affiliates (without regard to any period of severance) to exercise any unexercised Option and/or Rights the holder could have exercised on the day on which he left the employ or service of the Corporation and Affiliates, including those Options and/or Rights that become exercisable upon cessation of employment pursuant to the provisions of the first paragraph of
            Section 9 hereof.

            If the cessation of employment or service is due to death, the representatives of the estate of the holder shall have the privilege of exercising the unexercised Options and/or Rights which the deceased could have exercised at the time of his death, including those Options and/or Rights that become exercisable pursuant to the provisions of the first paragraph of Section 9 hereof, provided that such exercise must be accomplished prior to the expiration of such Options and/or Rights and within six months after the death of the holder.

            The Committee may, in its sole discretion, provide with respect to an Option or Rights granted to any individual (and either at the time of grant of such Option or Rights or by an amendment thereafter to any such outstanding Option or Rights), that the post-termination or post-death exercise period shall be for a period of time specified by the Committee which is longer than the period which would otherwise
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            apply pursuant to this Section 13, but in no event beyond the expiration of the stated term of such Option or Rights.

            If the employment or service of any holder with the Corporation or an Affiliate shall be terminated because of the holder's violation of the duties of such employment or service with the Corporation or its Affiliates, as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion and which determination by the Committee shall be conclusive, all unexercised Options and Rights of such holder shall terminate immediately upon the termination of the holder's employment or service with the Corporation or an Affiliate, and a holder whose employment or service with the Corporation or an Affiliate is so terminated shall have no right after such termination to exercise any unexercised Option or Rights he might have exercised prior to the termination of his employment or service with the Corporation or an Affiliate. "

      2. The Plan is hereby amended to remove Section 14, " Consideration for Incentive Awards" in its entirety and renumbering the remaining sections of the Plan accordingly.

      3. The provisions of this Amendment No. 4 shall be effective as of September 25, 2002.

      4. Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Committee has caused this Amendment No. 4 to be executed by a duly authorized officer of the Company, and its corporate seal to be affixed, as of the 25th day of September, 2002.

                                           AMETEK, Inc.


                                           By: /s/ John J. Molinelli
                                               ---------------------------------
                                               John J. Molinelli


ATTEST:

/s/ Kathryn E. Londra
---------------------------------
Kathryn E. Londra (SEAL)